Exhibit 99.5
Risk factors

The following risk factors should be considered. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks occur, our business, financial condition, operating results and cash flows could be materially adversely affected.

Risks related to our business

General economic conditions may have an adverse impact on our operating performance and results of operations and our customers’ operating performance and results of operations, which may affect our ability and our customers’ ability to raise capital.

The ongoing global financial crisis has impacted our business and our customers’ business in the U.S. and globally. Longer term disruptions in the capital and credit markets could further adversely affect our customers’ and our ability to access needed liquidity for working capital. Sustained weakness in general economic conditions and/or financial markets in the U.S. or globally could adversely affect our ability and our customers’ ability to raise capital on favorable terms. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity for working capital requirements, acquisitions and general corporate purposes not satisfied by cash-on-hand or operating cash flows. The inability to raise capital on favorable terms, particularly during times of uncertainty in the financial markets similar to that which is currently being experienced in the financial markets, could adversely impact our ability to sustain our businesses and would likely increase our capital costs.

In addition, purchases of our customers’ products may be limited by their customers’ inability to obtain adequate financing for such purchases. The seasonally adjusted annual rate of sales (“SAAR”) of U.S. vehicle sales declined from approximately 15.0 million units at the beginning of 2008 to approximately 10.0 million units at the end of 2008 and throughout a majority of 2009. During 2009, the automotive industry experienced its lowest U.S. domestic selling rate in over 25 years. Continued weakness or deteriorating conditions in the U.S. or global economy that results in further reduction of automotive production and sales by our largest customers may continue to adversely affect our business, financial condition and results of operations. Additionally, in a down-cycle economic environment, we may experience the negative effects of increased competitive pricing pressure and customer turnover.

Our business and financial condition and results of operations could be adversely affected if we fail to comply with the terms and conditions of the various commercial and financing agreements with General Motors LLC.

In 2009, American Axle & Manufacturing, Inc. (“AAM”) entered into a credit agreement, dated as of September 16, 2009, among AAM, American Axle & Manufacturing Holding, Inc. (“Holdings”) and General Motors Company (“GM”) (the “GM Second Lien Credit Agreement”), a warrant agreement among AAM and GM, dated September 16, 2009 (the “GM Warrant Agreement”), a Settlement and Commercial Agreement dated as of September 16, 2009 ( the “GM Settlement Agreement”) by and among GM, Holdings and AAM the Access and Security Agreement dated September 16, 2009, between AAM and GM (“GM Access Agreement”), (collectively the “GM Agreements”) with GM. These agreements govern the commercial relationships between GM and AAM and provide AAM with both Expedited Payment Terms and a second lien term loan facility. Upon the occurrence of certain specified events, which generally involve a material and imminent breach of AAM’s supply obligations at any specified facility, the GM Access Agreement provides GM with the right to use and have access to the operating assets and real estate used by AAM at such facility to manufacture, process and ship GM component parts produced at such AAM facility and to use certain of AAM’s intellectual property necessary to manufacture such component parts on a royalty-free basis for up to a period of 360 days, as well as to resource component part production to alternative suppliers. The invoking of its right of access by GM could have a material adverse impact on our business and results of operations and financial condition. In addition, should AAM be ineligible for expedited payment terms of “net 10 days” from GM through June 30, 2011 in exchange for a 1% early payment discount (“Expedited Payment Terms”) under the GM Agreements or a default occurs that results in acceleration of any of its indebtedness or the inability to draw under its credit facilities, including the GM Second Lien Credit Agreement, it would have a material adverse impact on our financial condition.

Our business is significantly dependent on sales to GM and Chrysler.

We are the principal supplier of driveline components to GM for its rear-wheel drive (“RWD”) light trucks and SUVs manufactured in North America, supplying substantially all of GM’s front four-wheel drive and all-wheel drive (“4WD/AWD”) axle requirements for these vehicle platforms. Sales to GM were approximately 78% of our total net sales in the first nine months of 2009, 74% in the full year of 2008 and 78% in the full year of 2007. A reduction in our sales to GM or a reduction by GM of its production of RWD light trucks or sports utility vehicles (“SUVs”), as a result of market share losses of GM or otherwise, could have a material adverse effect on our results of operations and financial condition.

We are also the principal supplier of driveline system products for the Chrysler LLC (“Chrysler”) Group’s Dodge Ram program and its derivatives. Sales to Chrysler accounted for approximately 7% of our total net sales in the first nine months of 2009, 10% in the full year of 2008 and 12% in the full year of 2007. A reduction in our sales to Chrysler or a reduction by Chrysler of its production of the Dodge Ram program, as a result of market share losses of Chrysler or otherwise, could have a material adverse effect on our results of operations and financial condition.

In addition, given our dependence on GM and Chrysler, at year end 2008 the uncertainty relating to GM and Chrysler’s ability to continue operating as going concerns created uncertainty as to whether we would continue to be in compliance with our financial covenants. If we had failed to be in compliance and could not get a waiver of such failure, there would have been doubt as to our ability to continue as a going concern.

Our business is dependent on the rear-wheel drive light truck and SUV market segments in North America.

A substantial portion of our revenue is derived from products supporting RWD light truck and SUV platforms in North America. Sales and production of light trucks and SUVs are being affected by many factors, including changes in consumer demand; product mix shifts favoring other types of light vehicles, such as front-wheel drive based crossover vehicles and passenger cars; fuel prices; and government regulation, such as the CAFE regulations and related emissions standards promulgated by federal and state regulators. In 2009, U.S. President Barack Obama announced proposed new Corporate Average Fuel Economy (“CAFE”) regulations that would increase the U.S. fuel-economy standard industry average to 35.5 miles per gallon by year 2016. Our customers are currently assessing the impact of these regulations, including consumer preferences and demand for vehicles, which may have an adverse impact on the programs we currently supply. A reduction in this market segment could have a material adverse impact on our results of operations and financial condition.

Our financial condition and operations may be adversely affected by a violation of financial and other covenants.

The Revolving Credit Agreement among AAM, Holdings, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Revolving Create Agreement”), the Term Loan Agreement among AAM, Holdings, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (“Term Loan Agreement”) and the GM Second Lien Credit Agreement contain financial covenants related to secured indebtedness leverage and interest coverage. The Revolving Credit Agreement, the Term Loan Agreement, the GM Second Lien Credit Agreement and the indenture governing the senior secured notes (the “senior secured indenture”) impose limitations on our ability to make certain investments, declare dividends or distributions on capital stock, redeem or repurchase capital stock and certain debt obligations, incur liens, incur indebtedness, merge, make acquisitions or sell all or substantially all of our assets. The Revolving Credit Agreement, the Term Loan Agreement and the senior secured indenture also significantly restrict our ability to incur additional secured debt. The Revolving Credit Agreement, the Term Loan Agreement, the GM Second Lien Credit Agreement, the senior secured indenture and the indenture governing AAM’s other senior notes also include customary events of default. Obligations under the Revolving Credit Agreement, the Term Loan Agreement, the GM Second Lien Credit Agreement and the senior secured indenture are guaranteed by AAM’s U.S. subsidiaries that hold domestic assets. In addition, the Revolving Credit Agreement, the Term Loan Agreement and the senior secured indenture (as well as the GM Second Lien Credit Agreement on a second priority basis) are secured on a first priority basis by all or substantially all of assets, the assets of AAM and each guarantor’s assets, including a pledge of capital stock of AAM’s U.S. subsidiaries that hold domestic assets and a portion of the capital stock of the first tier foreign subsidiaries of AAM and each guarantor. A violation of any of these covenants or agreements could result in a default under these contracts, which could permit the lenders or noteholders to accelerate the repayment of any borrowings or notes outstanding at that time and levy on the collateral package granted in connection with these contracts. A default or acceleration under the Revolving Credit Agreement, the Term Loan Agreement, the senior secured indenture, the indenture governing AAM’s other senior notes or the GM Second Lien Credit Agreement may result in increased capital costs and defaults under our other debt agreements and may adversely affect our ability to operate our business, AAM’s subsidiaries and guarantors’ ability to operate their business and our results of operations and financial condition.

Our business could be adversely affected by the cyclical nature of the automotive industry.

Our operations are cyclical because they are directly related to worldwide automotive production, which is itself cyclical and dependent on general economic conditions and other factors, such as credit availability, interest rates, fuel prices and consumer confidence. The current cyclical downturn has been exacerbated by a rapid and severe economic decline in the U.S. and globally. Our business may be further adversely affected by a continued economic decline that results in a further reduction of automotive production and sales by our largest customers. Our business may also be adversely affected by reduced demand for the product programs we currently support, or if we fail to obtain sales orders for new or redesigned products that replace our current product programs.

We may undertake further restructuring actions.

We have initiated restructuring actions in recent years in order to realign and resize our production capacity and cost structure to meet current and projected operational and market requirements. We may need to take further actions and the charges related to these actions may have a material adverse effect on our results of operations and financial condition.

Our company may not realize all of the revenue expected from our new and incremental business backlog.

The realization of incremental revenues from awarded business is inherently subject to a number of risks and uncertainties, including the accuracy of customer estimates relating to the number of vehicles to be produced in new and existing product programs and the timing of such production. It is also possible that our customers may choose to delay or cancel a product program for which we have been awarded new business. Our revenues, operating results and financial position could be adversely affected relative to our current financial plans if we do not realize substantially all the revenue from our new and incremental business backlog.

Our business could be adversely affected by the volatility in the price of raw materials.

Worldwide commodity market conditions have resulted in volatility in the cost of steel and other metallic materials in recent years. Furthermore, the cost of such steel and metallic materials needed for our products may increase. If we are unable to pass cost increases on to our customers, it could have a material adverse effect on our results of operations and financial condition.

Our business could be adversely affected by disruptions in our supply chain.

We depend on a limited number of suppliers for certain key components and materials needed for our products. We rely upon, and expect to continue to rely upon, certain suppliers for critical components and materials that are not readily available in sufficient volume from other sources. As we expand our global manufacturing footprint, we will need to rely on suppliers in local markets that have not yet proven their ability to meet our requirements. These supply chain characteristics make us susceptible to supply shortages and price increases. In addition, in recent years, several of our direct material suppliers have filed for bankruptcy protection. There can be no assurance that the suppliers of critical components and materials will be able or willing to meet our future needs on a timely basis. A significant disruption in the supply of these materials could have a material adverse effect on our results of operations and financial condition.

Our business could be adversely affected if we fail to maintain satisfactory labor relations.

Substantially all of our hourly associates worldwide are members of industrial trade unions employed under the terms of collective bargaining agreements. Substantially all of our hourly associates in the U.S. are represented by the International United Auto Workers (“UAW”). Approximately 800 of our UAW represented associates are covered by new labor agreements that expire on February 25, 2012. In the process of negotiating these agreements, the International UAW called a strike against AAM that lasted 87 days and significantly disrupted our operations and the operations of our customers and suppliers. There can be no assurance that future negotiations with our labor unions will be resolved favorably or that we will not experience a work stoppage that could have a material adverse impact on our results of operations and financial condition. In addition, there can be no assurance that such future negotiations will not result in labor cost increases or other terms and conditions that could adversely affect our results of operations and financial condition or our ability to compete for future business.

Our company or our customers may not be able to successfully launch new product programs on a timely basis.

Certain of our customers are preparing to launch new product programs for which we will supply newly developed driveline system products and related components. Some of these new product program launches have required, and will continue to require, substantial capital investment. We may not be able to install and certify the equipment needed to produce products for these new product programs in time for the start of production. There can be no assurance that we will successfully complete the transition of our manufacturing facilities and resources to support these new product programs or any other future product programs. Accordingly, the launch of new product programs may adversely affect production rates or other operational efficiency and profitability measures at our facilities. In addition, our customers may delay the launch or fail to successfully execute the launch of these product programs, or any additional future product program for which we will supply products.

We are under continuing pressure from our customers to reduce our prices.

Annual price reductions are a common practice in the automotive industry. The majority of our products are sold under long-term contracts with prices scheduled at the time the contracts are established. Certain of our contracts require us to reduce our prices in subsequent years and most of our contracts allow us to adjust prices for engineering changes. If we must accommodate a customer’s demand for higher annual price reductions and are unable to offset the impact of any such price reductions through continued technology improvements, cost reductions and other productivity initiatives, our results of operations and financial condition could be adversely affected.

Our business faces substantial competition.

The automotive industry is highly competitive. Our competitors include the driveline component manufacturing facilities controlled by certain existing original equipment manufacturing (“OEMs”) as well as many other domestic and foreign companies possessing the capability to produce some or all of the products we supply. Some of our competitors are affiliated with OEMs and others have economic advantages as compared to our business, such as patents, existing underutilized capacity and lower wage and benefit costs. Certain competitors have recently emerged from bankruptcy, which has allowed them to reduce their debt and could adversely affect our ability to compete with them as it relates to cost and pricing. Technology, design, quality, delivery and cost are the primary elements of competition in our industry segment. As a result of these competitive pressures and other industry trends, OEMs and suppliers are developing strategies to reduce cost. These strategies include supply base consolidation and global sourcing. Our business may be adversely affected by increased competition from suppliers benefiting from OEM affiliate relationships, bankruptcy reorganization or financial and other resources that we do not have. Our business may also be adversely affected if we do not sustain our ability to meet customer requirements relative to technology, design, quality, delivery and cost.

Our company’s global operations are subject to risks and uncertainties.

International operations are subject to certain risks inherent in conducting business outside the U.S., such as changes in currency exchange rates, tax laws, price and currency exchange controls, import restrictions, nationalization, expropriation and other governmental action. Our global operations may also be adversely affected by political events and domestic or international terrorist events and hostilities. These uncertainties could have a material adverse effect on the continuity of our business and our results of operations and financial condition. As we continue to expand our business globally, our success will depend, in part, on our ability to anticipate and effectively manage these and other risks.

Our company faces rising costs for pension and other postretirement benefit obligations.

We have significant pension and other postretirement benefit obligations to certain of our associates and retirees. Our ability to satisfy the funding requirements associated with these obligations will depend on our cash flow from operations and our ability to access credit and the capital markets. The funding requirements of these benefit plans, and the related expense reflected in our financial statements, are affected by several factors that are subject to an inherent degree of uncertainty and volatility, including governmental regulation. Key assumptions used to value these benefit obligations and the cost of providing such benefits, funding requirements and expense recognition include the discount rate, the expected long-term rate of return on pension assets and the health care cost trend rate. If the actual trends in these factors are less favorable than our assumptions, it could have an adverse affect on our results of operations and financial condition.

We may incur material losses and costs as a result of product liability and warranty claims, litigation and other disputes and claims.

We are exposed to warranty and product liability claims in the event that our products fail to perform as expected, and we may be required to participate in a recall of such products. Our largest customers have recently extended their warranty protection for their vehicles. Other OEMs have also similarly extended their warranty programs. This trend will put additional pressure on the supply base to improve quality, reliability and warranty performance. This trend may also result in higher cost recovery claims by OEMs to suppliers whose products incur a higher rate of warranty claims. Historically, we have experienced negligible warranty charges from our customers due to our contractual arrangements and the quality, warranty, reliability and durability performance of our products. As part of the GM Agreements, AAM has agreed to increase its warranty cost sharing beginning in 2011. If our customers demand higher warranty-related cost recoveries, or if our products fail to perform as expected, it could have a material adverse impact on our results of operations or financial condition. We are also involved in various legal proceedings incidental to our business. Although we believe that none of these matters is likely to have a material adverse effect on our results of operations or financial condition, there can be no assurance as to the ultimate outcome of any such legal proceeding or any future legal proceedings.

Our business is subject to costs associated with environmental, health and safety regulations.

Our operations are subject to various federal, state, local and foreign laws and regulations governing, among other things, emissions to air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of waste and other materials. We believe that our operations and facilities have been and are being operated in compliance, in all material respects, with such laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. The operation of our manufacturing facilities entails risks in these areas, however, and there can be no assurance that we will not incur material costs or liabilities. In addition, potentially significant expenditures could be required in order to comply with evolving environmental, health and safety laws, regulations or other pertinent requirements that may be adopted or imposed in the future by governmental authorities.

Our company’s ability to operate effectively could be impaired if we lose key personnel.

Our success depends, in part, on the efforts of our executive officers and other key associates. In addition, our future success will depend on, among other factors, our ability to continue to attract and retain qualified personnel. The loss of the services of our executive officers or other key associates, or the failure to attract or retain associates, could have a material adverse effect on our results of operations and financial condition.